UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2020, New Age Beverages Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Ariel Merger Sub, LLC (“Merger Sub”), Ariix, LLC (“Ariix”), certain members of Ariix (the “Sellers”) and Frederick Cooper, as Sellers Agent (the “Sellers Agent”), pursuant to which the Company agreed to acquire Ariix, which owns five brands in the e-commerce and direct selling channels, including Arrix, Zennoa, Limu, MaVie, and Shannen, subject to the conditions and terms set forth therein (the “Acquisition”). Pursuant to the Merger Agreement, on the closing date (the “Closing Date”), Ariix will merge with Merger Sub, with Ariix as the surviving entity and becoming a wholly-owned subsidiary of the Company.

The consideration for the Acquisition will be paid in a combination of cash, Company stock and convertible notes. On the Closing Date, the Company will pay the Sellers $25.0 million in cash and will issue (i) 18 million shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) a convertible promissory note in the aggregate amount of $10.0 million that matures six months from the Closing Date (the “Six-Month Convertible Note”), and (iii) a convertible promissory note in the aggregate amount of $141.25 million that matures 24 months from the Closing Date (the “Two-Year Convertible Note” and jointly with the Six-Month Convertible Note, the “Notes”). The amounts of the Notes are subject to adjustment based on the working capital of Ariix at the Closing Date.

The Six-Month Convertible Note bears no interest, is subordinated to all of the Company’s senior debt and is convertible into Common Stock, subject to approval by the Company’s shareholders. The Two-Year Convertible Note bears no interest if it is paid in full within six months of the Closing Date and is subordinated to all of the Company’s senior debt. If the Two-Year Convertible Note in not paid in full within six months of the Closing Date, it will bear an interest rate of 7.0% per annum. Interest is payable in cash or Common Stock, subject to approval by the Company’s shareholders. The Two-Year Convertible Note is convertible into Common Stock at the Company’s election, subject to approval by the Company’s shareholders. The Convertible Notes have a conversion price floor of $2.00 per share of Common Stock and a conversion price cap of $6.00 per share of Common Stock and is subject to automatic conversion into Common Stock if the market price of the Common Stock reaches $6.00 per share, subject to approval by the Company’s shareholders.

The Merger Agreement contains customary representations, warranties, covenants and indemnities by the parties to such agreement and is subject to customary closing conditions, including, among other things, (i) the receipt of regulatory approvals, including applicable antitrust approvals, (ii) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications, and (iii) material compliance by the parties with their respective covenants and obligations. In addition, the Merger Agreement contains certain termination rights, including by the Company or the Sellers Agent in the event the closing has not occurred by September 30, 2020 (the “Outside Date”).

In addition, in connection with the Acquisition, the Company will issue to Frederick Cooper or his designees 7 million shares of Common Stock in consideration of a three year non-competition, non-solicitation, invention assignment, and right of first refusal agreement. Such issuance is subject to shareholder approval.

The summary of the Merger Agreement in this Current Report on Form 8-K is qualified by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Company, Ariix or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Ariix or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company, Ariix or their subsidiaries or affiliates.

Forward-Looking Statements

This communication may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the transaction. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the Acquisition and the integration of the businesses and assets acquired; the financial performance of the acquired businesses; the possibility that the transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisition; the possibility that the anticipated operating results and other benefits of the Acquisition are not realized when expected or at all; risks associated with increased leverage from the transaction; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and in subsequent periodic and current SEC filings the Company may make. The Company disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

Item 7.01 Regulation FD Disclosure.

On July 20, 2020, the Company issued press release announcing that the parties had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 20, 2020, by and among New Age Beverages Corporation, Ariel Merger Sub, LLC, Ariix, LLC, certain members of Ariix, LLC, and Fred Cooper, as Sellers Agent.

99.1	Press Release dated July 20, 2020

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: July 20, 2020	By:	/s/ Gregory A. Gould
Gregory A. Gould Chief Financial Officer